[LETTERHEAD] GIORDANO, HALLERAN & CIESLA

DIRECT DIAL NUMBER             DIRECT EMAIL                 CLIENT/MATTER NO.
(732) 741-3900                 pcolella@ghclaw.com          10971/0022

                                                                     EXHIBIT 5.1
                                                                     -----------

                               September 30, 2004

Monmouth Community Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

      Re: Registration Statement on Form S-4 relating to Business Combination with Allaire Community Bank

Ladies and Gentlemen:

      We have acted as counsel to Monmouth Community Bancorp, a New Jersey corporation (the "Company"), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 1,973,361 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which have been reserved for issuance in connection with the business combination between the Company and Allaire Community Bank (the "Combination").

      In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Agreement and Plan of Acquisition, dated June 30, 2004, by and between the Company and Allaire Community Bank (the "Acquisition Agreement"), and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document,

      OUR TRENTON OFFICE: 441 EAST STATE STREET, TRENTON, NEW JERSEY 08625,
                              Phone: (609) 695-3900

GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
     ATTORNEYS AT LAW

Monmouth Community Bancorp
Registration Statement on Form S-4
September 30, 2004
Page 2


agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

      In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered under the Registration Statement, when issued as a result of the Combination, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

      We express no opinion concerning the laws of any jurisdiction other than those of the United States of America and the laws of the State of New Jersey.

      Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered under the Registration Statement have been duly authorized, and, when issued and delivered by the Company pursuant to the Acquisition Agreement, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                          Very truly yours,


                                          /s/ Giordano, Halleran & Ciesla
                                          A Professional Corporation

                                          GIORDANO, HALLERAN & CIESLA
                                          A Professional Corporation